CLIFFORD CHANCE LEVEL 16, NO. 1 O'CONNELL STREET SYDNEY NSW 2000 AUSTRALIA TEL + 612 8922 8000 FAX +612 8922 8088 www.cliffordchance.com

Exhibit 5.1

Our ref: 21-41016128

To:	Iris Energy Limited Level 12, 44 Market Street Sydney, NSW 2000 Australia	Direct Dial: +61 (0)2 8922 8054 E-mail: reuben.vanwerkum@cliffordchance.com

Ladies and Gentlemen

RE: Iris Energy Limited – Registration Statement on Form S-8

We have acted as Australian legal advisers to Iris Energy Limited ACN 629 842 799 (the "Company"), an Australian public company having its registered office at Pitcher Partners, Level 13, 664 Collins Street, Docklands VIC 3008, in connection with the preparation and filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1993, as amended (the "Securities Act") in respect of the issuance of up to 2,000,000 ordinary shares, no par value, of the Company (the "LTIP Shares"), which may be issued pursuant to the Company’s 2023 Iris Energy Long-Term Incentive Plan (the “Plan”) in accordance with the terms and conditions of the Plan (the "Plan Rules").

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the LTIP Shares.

1.	INTRODUCTION

1.1	Interpretation

Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

1.2	Legal review

We have not reviewed any documents other than the documents listed in Schedule 1 (the "Documents") for the purposes of this Opinion Letter, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.

LIABILITY LIMITED BY A SCHEME APPROVED UNDER PROFESSIONAL STANDARDS LEGISLATION

CLIFFORD CHANCE

1.3	Applicable law

The opinions given in this Opinion Letter are confined to, and given on the basis of, Australian law as currently applied by the Australian courts as evidenced in legislation and published case law in Australia.

The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of New South Wales, Australia and will be subject to the jurisdiction of the courts of News South Wales, Australia.

1.4	Assumptions and Reservations

The opinions given in this Opinion Letter are given on the assumptions set out in Schedule 2 (Assumptions). The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.	OPINIONS

We are of the opinion that the LTIP Shares, once (i) duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and (ii) fully paid and issued in accordance with the terms of the Constitution, Plan Rules and board resolutions to be passed by the Company, will be validly issued, fully paid-up and non-assessable.

3.	SCOPE OF OPINION

The delivery of this Opinion Letter to any person other than the Company does not evidence an existence of any such advisory duty on our behalf to such person.

The filing of this Opinion Letter as an exhibit to the Registration Statement does not evidence the existence of any such advisory duty or on behalf to any party other than the Company.

We have not considered and do not opine on the Registration Statement or/and any securities law disclosure requirements, other than as expressly stated herein with respect to the issue of the LTIP Shares.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Plan or on the impact which any tax laws may have on the opinions expressed in this Opinion Letter.

CLIFFORD CHANCE

We express no opinion on any applicable licensing or similar requirements.

This Opinion Letter does not contain any undertaking to update it or to inform the Company of any changes in the laws of Australia or any other laws which would affect the content thereof in any manner.

4.	ADDRESSEE AND PURPOSE

This Opinion Letter is provided in connection with the Registration Statement. It may not be supplied, and its contents may not be disclosed, to any other person other than as an exhibit to (and therefore, together with) the Registration Statement and may not be relied upon by or disclosed to any other person, company, enterprise or institution, except your legal advisers, or used for any other purpose other than in connection with the Registration Statement. We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

CLIFFORD CHANCE

CLIFFORD CHANCE

SCHEDULE 1 DOCUMENTS

For the purpose of this Opinion Letter, we have examined the following documents (the “Documents”):

1.	Constitutional Documents

(a)	a copy of the Company's constitution adopted on 7 October 2021 and in force as at the date of this Opinion Letter ("Constitution").

2.	Registration Certificate

(a)	a copy of the Company's registration certificate dated 23 November 2021.

3.	Registration Statement

(a)	the Company's Registration Statement on Form S-8 (dated 30 June 2023) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1993, as amended.

CLIFFORD CHANCE

SCHEDULE 2 ASSUMPTIONS

The opinions expressed in this Opinion Letter have been made on the following assumptions which are made on the date of this Opinion Letter.

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)	The legal capacity of all managers and directors and any other authorised signatories and the Documents have been executed (where applicable) by the signatories indicated thereon.

(c)	All statement of facts contained in the Documents are accurate and complete.

2.	VALID OBLIGATIONS

(a)	All obligations under the Plan Rules are valid, legally binding upon, validly perfected where required, and enforceable against, the parties to the Plan Rules as a matter of all relevant laws (including the laws of Australia).

(b)	All acts, conditions or things required to be fulfilled, performed or effected in connection with the Plan Rules under the laws of any jurisdiction (other than Australia but only to the extent opined herein) have been duly fulfilled, performed and effected.

(c)	There are no provisions of the laws of any jurisdiction other than Australia that would adversely affect the opinions expressed in this Opinion Letter.

3.	CORPORATE MATTERS

(a)	There have been and there shall be no amendments to the Constitution.

(b)	Board resolutions passed by the Company shall be validly taken and all statements made therein shall be true, accurate and up-to-date.

(c)	Once taken, board resolutions passed by the Company, including the powers granted therein, shall not be amended or rescinded and shall remain in full force and effect.

(d)	The LTIP Shares shall be issued in accordance with the Plan Rules, Constitution and board resolutions to be passed by the Company.

CLIFFORD CHANCE

(e)	The Company is not subject to an insolvency event as a matter of Australian law, including any bankruptcy, arrangement with creditors, reorganisation, receivership, voluntary administration, dissolution or liquidation or any similar procedure affecting the rights of creditors generally, whether under Australian law or any other law.

(f)	That all shareholders of the Company being in the same situation are being treated equally (including in relation to provision of information to shareholders by the Company).

(g)	The entry into, the execution of the Plan Rules is in the corporate interest of the Company.

(h)	The Plan Rules are entered into with bona fide commercial intent, at arm’s length and without any fraudulent intent or any intention to deprive of any benefit any other persons or parties (including creditors) or to breach or circumvent any applicable mandatory laws or regulations of any jurisdiction.